EXHIBIT 99.1

Compass Diversified Trust	Investor Relations Contact:
Jim Bottiglieri	KCSA Worldwide
Chief Financial Officer	Jeffrey Goldberger / Garth Russell
203.221.1703	212.896.1249 / 212.896.1250
jbottiglieri@compasstrust.com	jgoldberger@kcsa.com / grussell@kcsa.com
Compass Diversified Trust Reports
Third Quarter and Nine Month 2006 Financial Results
WESTPORT, CT, November 8, 2006 – Compass Diversified Trust (NASDAQ: CODI) and Compass Group Diversified Holdings LLC (collectively, the “Trust” or “CODI”) announced today the consolidated results of operations for the three and nine months ended September 30, 2006.
For the quarter ended September 30, 2006, Compass Diversified Trust reported cash flow available for distribution of $7.9 million. For the nine months ended September 30, 2006, Compass Diversified Trust reported cash flow available for distribution of $13.9 million. For the nine month period, the Trust’s results only reflect 46 days of activity for its initial businesses in the second quarter and the complete results of operations for the third quarter.
On September 29, 2006, the Trust’s Board of Directors declared a distribution of $0.2625 per share payable on October 19, 2006 to all Trust shareholders of record as of October 13, 2006. The Trust intends to continue to declare and pay regular quarterly cash distributions on all outstanding shares.
Based upon the Trust’s reported cash flow available for distribution for the quarter ended September 30, 2006 of $7.9 million, the coverage ratio of cash available for distribution to declared distributions for the October 19, 2006 distribution was approximately 1.5x. For the nine month period, that same coverage ratio for the combined July 18, 2006 distribution of $0.1327 per share and the October 19, 2006 distribution was approximately 1.7x.
The quarter ended September 30, 2006 was the first for which the Trust reported a non-cash expense of $8.0 million associated with the Supplemental Put Agreement (the “SPA”) between its subsidiary, Compass Group Diversified Holdings LLC (the “Company”) and Compass Group Management, LLC (the “Manager”). Upon termination of the Company’s Management Services Agreement with the Manager, the Company is obligated to purchase the allocation interests owned by the Manager for a price (its “fair value”) to be determined in accordance with the SPA. The Trust is required each quarter for accounting purposes to record the change in fair value of the obligation associated with the SPA in its earnings. This supplemental put accrual does not affect the Trust’s cash flows or the calculation of cash flow available for distribution, but results in the recognition of a supplemental put expense in our income statement.

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In commenting on the quarter, I. Joseph Massoud, CEO of the Company noted, “The third quarter represented our first full quarter of ownership and management of our subsidiary businesses. During the quarter, results of operations from these businesses met our expectations. We are extremely encouraged by the growth in cash flows for our company as a whole, and the coverage that this cash flow provides for our shareholder distributions. Regarding the Supplemental Put Agreement, the accrual associated therewith primarily represents the portion of the estimated increase in the value of our businesses over the Company’s book value in those businesses to which the Manager would be entitled if the Management Services Agreement were terminated. Importantly, it should be noted that this particular non-cash expense may fluctuate significantly in future reporting periods as changes in subsidiary operating performance and other factors could significantly impact this estimate.”
On August 1, 2006, the Company announced its acquisition of a controlling interest in Anodyne Medical Device, Inc. (“AMD”), a leading manufacturer of medical support surfaces and patient positioning devices. Total consideration for the transaction was approximately $31.0 million. On September 18, 2006, the Company further announced that AMD had executed a definitive purchase agreement to acquire Anatomic Concepts, Inc. from Anatomic Global, Inc. Total consideration for the transaction, which was completed on October 5, 2006, was $9.2 million.
About Compass Diversified Trust
Compass Diversified Trust (“CODI”) was formed to acquire and manage a group of profitable middle market businesses that are headquartered in North America. CODI provides public investors with an opportunity to participate in the ownership and growth of companies which have historically been owned by private equity firms or wealthy individuals or families. CODI’s disciplined approach to its target market provides opportunities to methodically purchase attractive businesses at values that are accretive to its shareholders. For sellers of businesses, CODI’s’ unique structure allows CODI to acquire businesses efficiently with no financing contingencies and, following acquisition, to provide its companies with substantial access to growth capital.
Upon acquisition, CODI works with the executive teams of its subsidiary companies to identify and capitalize on opportunities to grow those companies’ earnings and cash flows. These cash flows support distributions to CODI shareholders, which are intended to be steady and growing over the long term.
Subsidiary Businesses
•	CBS Personnel Holdings, Inc. and its consolidated subsidiaries, referred to as CBS Personnel, is a provider of temporary staffing services in the United States. CBS Personnel is headquartered in Cincinnati, OH, operates 132 branch locations in 16 states and was founded in 1970.

•	Crosman Acquisition Corporation and its consolidated subsidiaries, referred to as Crosman, is a leading manufacturer of recreational airgun and paintball products (through Game Face). Crossman is headquartered in East Bloomfield, NY and was originally founded in 1923.

800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com

•	Compass AC Holdings, Inc. and its consolidated subsidiary, referred to as Advanced Circuits, is a manufacturer of low-volume quick-turn and prototype rigid printed circuit boards (“PCBs”). The Company is based in Aurora, CO and was founded in 1989.

•	Silvue Technologies Group, Inc. and its consolidated subsidiaries, referred to as Silvue, is a developer and manufacturer of proprietary, high-performance coating systems for polycarbonate, glass, acrylic, metals and other substrate materials used in the premium eyewear, aerospace, automotive and industrial markets. Silvue is based in Anaheim, CA and was founded in 1986.

•	Anodyne Medical Device, Inc. and its consolidated subsidiaries, referred to as AMD, is a leading manufacturer of medical support surfaces and patient positioning devices, primarily used for the prevention and treatment of pressure wounds experienced by patients with limited or no mobility. AMD is based in Los Angeles, CA and was founded in 2005.
To find out more about Compass Diversified Trust, please visit www.compassdiversifiedtrust.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Trust. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10Qs filed by CODI with the Securities and Exchange Commission for the quarters ended March 31,2006 and June 30, 2006 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Tables Below

800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com

Compass Diversified Trust
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,049	$100
Accounts receivable, less allowances of $4,738 at September 30, 2006	91,142	—
Inventories	22,162	—
Prepaid expenses and other current assets	10,140	3,308
Current assets of discontinued operations	542	—

Total current assets	137,035	3,408

Property, plant and equipment, net	22,110	—
Goodwill	189,448	—
Intangible assets, net	143,678	—
Deferred debt issuance costs, net	5,834	—
Other non-current assets	12,401	—
Assets of discontinued operations	466	—

Total assets	$510,972	$3,408

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$65,074	$1
Distributions payable	5,368	—
Due to related party	531	3,308
Working capital facility	11,697	—
Current liabilities of discontinued operations	625	—

Total current liabilities	83,295	3,309

Supplemental put obligation	8,016	—
Long-term debt less current portion	60,000	—
Deferred income taxes	42,842	—
Other non-current liabilities	17,544	—

Total liabilities	211,697	3,309

Minority interests	25,956	100

Total stockholders’ equity (deficit)	273,319	(1)

Total liabilities and stockholders’ equity (deficit)	$510,972	$3,408

800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com

Compass Diversified Trust
Condensed Consolidated Statement of Operations
(in thousands, except per share data, unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2006
Net sales	$183,837	$278,520
Cost of sales	138,875	209,752

Gross profit	44,962	68,768
Operating expenses:
Staffing expense	13,468	20,439
Selling, general and administrative expenses	15,563	23,911
Supplemental Put obligation	8,016	8,016
Fees to manager	1,928	2,814
Research and development expense	279	1,553
Amortization expense	2,865	4,156

Operating income	2,843	7,879

Other income (expense):
Interest income	353	447
Interest expense	(2,340)	(3,414)
Amortization of debt issuance costs	(321)	(479)
Other income, net	205	594

Income from continuing operations before income taxes and minority interests	740	5,027
Provision for income taxes	3,582	5,163
Minority interest	1,187	1,896

Loss from continuing operations	(4,029)	(2,032)
Income from discontinued operations, net of income taxes	145	260

Net loss	$(3,884)	$(1,772)

Basic and fully diluted loss per share	$(0.19)	$(0.18)

Weighted average number of shares of trust stock outstanding – basic and fully diluted	20,120	10,031

Cash dividends declared per share	$0.2625	$0.3952

800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com

Compass Diversified Trust
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

Nine Months
Ended
September 30, 2006
Cash flows from operating activities:
Net loss from continuing operations	$(2,032)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,526
Amortization of intangible assets	4,156
Amortization of debt issuance costs	479
Supplemental put obligation	8,016
Minority interests	1,896
Loan forgiveness accrual	1,072
Deferred taxes	(624)
In process research and development charge	1,120
Other	(389)

Changes in operating assets and liabilities, net of acquisition:
Increase in accounts receivable	(4,357)
Increase in inventories	(8,323)
Decrease in prepaid expenses and other current assets	408
Increase in accounts payable and accrued expenses	10,319
Decrease in due to related party	(3,308)
Decrease in net assets of discontinued operations	338

Net cash provided by operating activities	10,297

Cash flows from investing activities:
Acquisition of initial businesses, net of cash acquired	(310,759)
Purchases of property and equipment	(4,031)
Anodyne acquisition	(31,050)

Net cash used in investing activities	(345,840)

Cash flows from financing activities:
Proceeds from the issuance of debt	71,574
Proceeds from the issuance of trust shares, net	284,962
Debt issuance costs	(6,307)
Distributions paid	(2,587)
Other	756

Net cash provided by financing activities	348,398

Net increase in cash and cash equivalents	12,855
Foreign currency adjustment	94
Cash and cash equivalents — beginning of period	100

Cash and cash equivalents — end of period	$13,049

800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com

Compass Diversified Trust
Condensed Consolidated Table of Cash Flows Available for Distribution (“CAD”)
(in thousands, unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2006
Net loss	$(3,884)	$(1,772)
Adjustment to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	4,134	6,161
Supplemental put expense	8,016	8,016
Silvue’s in process R&D expensed at acquisition date	—	1,120
Advanced Circuit’s loan forgiveness accrual	536	1,072
Minority interest	1,187	1,896
Deferred taxes	(652)	(624)
Other	(205)	(311)
Changes in operating assets and liabilities	(7,444)	(5,261)

	1,688	10,297
Add:
Unused fee on delayed term loan	554	842
Changes in operating assets and liabilities	7,444	5,261
Less:
Maintenance capital expenditures
CODI	51	70
CBS Personnel	255	291
Crosman	892	1,477
Advanced Circuits	253	323
Silvue	196	199
Anodyne	157	157

Estimated cash flow available for distribution	$7,882	$13,883

Distribution declared in September 2006	$(5,368)	$(5,368)
Distribution paid in July 2006	—	(2,547)

Total distributions	$(5,368)	$(7,915)

800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com